Exhibit 99.2

April 27, 2011	For more information contact
Stephen P. Wilson, Chairman and CEO
TO ALL MEDIA:	Steve P. Foster, President
FOR IMMEDIATE RELEASE	at 800-344-BANK

RE:

LCNB Corp. Holds Annual Meeting

At its Annual Meeting, April 26, 2011, the LCNB Corp. Shareholders re-elected to new three-year terms Rick L. Blossom, William H. Kauffman, George L. Leasure and accepted the resignation of David S. Beckett as a member of LCNB’s Board of Directors.

Mr. Beckett who has served as a Director since 1999 and as President of Dakin Insurance Agency, Inc., a subsidiary of LCNB Corp. announced that he and his family have relocated to pursue new business opportunities. The Board of Directors has decided not to fill this vacant Director’s seat at this time.

Mr. Stephen P. Wilson, Chairman and CEO of LCNB Corp. thanked Mr. Beckett for his dedication and service to LCNB, Dakin and the community.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. LCNB Corp.’s only business is ownership of LCNB National Bank, which has 25 offices located in Warren, Butler, Montgomery, Clinton, Clermont, and Hamilton Counties, Ohio. An additional office is currently under construction in Monroe, Ohio. Additional information about LCNB Corp. and information about products and services offered by LCNB National Bank can be found on the Internet at www.LCNB.com.

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